UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 12, 2014

GALENA BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4640 S.W. Macadam Avenue Suite 270 Portland, Oregon 97239
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 855-4253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On January 12, 2014, Galena Biopharma, Inc., a Delaware corporation (the “Company”), entered into a Unit Purchase Agreement (the “Purchase Agreement”) with Mills Pharmaceuticals, LLC, a Delaware limited liability company (“Mills”), and each owner of outstanding membership units of Mills (the “Owners”), pursuant to which the Company purchased from the Owners all of the outstanding membership units of Mills. The purchase and sale was consummated on January 12, 2014. Mills holds an exclusive worldwide license to develop and commercialize GALE-401 (anagrelide CR), a patented, controlled release formulation of anagrelide. Such licensed rights cover a broad patent portfolio and intellectual property protection through at least 2029. The Company intends to pursue the expedited regulatory pathway to seek approval for GALE-401 for the treatment of essential thrombocythemia under Section 505(b)(2) of the Food, Drug and Cosmetic Act.

Under the terms of the Purchase Agreement, the Company made an up-front cash payment to the Owners of approximately $1.6 million, which amount may be increased by an additional approximately $0.2 million based on certain post-closing adjustments. The Company also agreed to make additional contingent payments to the Owners upon the achievement of certain development milestones relating to GALE-401, as follows: (i) 2,000,000 shares of the Company's common stock upon initiating the first clinical trial of GALE-401 in ET patients; (ii) an additional 2,000,000 shares upon initiating a Phase 3 clinical study; and (iii) a $3 million cash payment upon U.S. Food and Drug Administration approval of a new drug application in respect to GALE-401. The number of shares issuable upon the milestones described in clauses (i) and (ii) is subject to increase based on a formula specified in the Purchase Agreement, up to a maximum of 3,000,000 shares for each milestone, in the event the 5-day average trailing closing price of the Company's common stock (the "Average Price") is less than $4.84 at the time the applicable milestone is achieved. Similarly, the number of shares issuable upon achievement of the milestones is subject to decrease based on such formula if the Average Price exceeds $6.84 at the time of achievement of the applicable milestone.

Concurrent with the Purchase Agreement, the Company and the Owners also entered into a Registration Rights Agreement dated January 12, 2014 (the “Registration Rights Agreement”), pursuant to which the Company agreed to file, on or before April 14, 2014, a registration statement under the Securities Act of 1933 covering the resale by the Owners of the shares of Company common stock issuable upon achievement of the milestones, and to use commercially reasonable efforts to cause such registration statement to become effective by the earlier of July 11, 2014, or the achievement of the first milestone under the Purchase Agreement.
The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete descriptions of the terms and conditions therein and are qualified in their entirety by reference to the full text of the Purchase Agreement and Registration Rights Agreement that will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2013. On January 13, 2014, the Company issued a press release announcing its acquisition of Mills, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits. The following exhibit is filed herewith.

Exhibit No.	Description

99.1	Press Release of Galena Biopharma, Inc. dated January 13, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALENA BIOPHARMA, INC.

Date:	January 13, 2014	By:	/s/ Mark J. Ahn
Mark J. Ahn, Ph.D. President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Galena Biopharma, Inc. dated January 13, 2014.